Exhibit 99.1

Astrana Health, Inc. Reports Third Quarter 2024 Results

Company to Host Conference Call on Thursday, November 7, 2024, at 2:30 p.m. PT/5:30 p.m. ET

ALHAMBRA, Calif., November 7, 2024 /PRNewswire/ -- Astrana Health, Inc. (“Astrana,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: ASTH), a leading provider-centric, technology-powered healthcare company enabling providers to deliver accessible, high-quality, and high-value care to all, today announced its consolidated financial results for the third quarter ended September 30, 2024.

"Astrana's strong third quarter continues to reflect the outcomes we are driving with the Astrana care model and value-based care enablement platform. We continued to see strong organic and inorganic growth across our businesses while delivering high-quality care and managing costs effectively in the quarter. We are confident in our platform’s ability to continue improving access, quality, and coordination of care for around 1.1 million patients in local communities nationwide,” said President and CEO of Astrana, Brandon K. Sim.

Financial Highlights for three months ended September 30, 2024:

All comparisons are to the three months ended September 30, 2023 unless otherwise stated.

•	Total revenue of $478.7 million, up 37% from $348.2 million

•	Care Partners revenue of $455.8 million, up 42% from $320.9 million

•	Net income attributable to Astrana of $16.1 million, down 27% from $22.1 million

•	Earnings per share - diluted (“EPS - diluted”) of $0.33, down 30% from $0.47

•	Adjusted EBITDA of $45.2 million, down 13% from $52.0 million

Financial Highlights for the nine months ended September 30, 2024:

All comparisons are to the nine months ended September 30, 2023 unless otherwise stated.

•	Total revenue of $1,369.3 million, up 32% from $1,033.6 million

•	Care Partners revenue of $1,301.4 million, up 36% from $957.3 million

•	Net income attributable to Astrana of $50.1 million, up 4% from $48.4 million

•	Earnings per share - diluted (“EPS - diluted”) of $1.04, up 1% from $1.03

•	Adjusted EBITDA of $135.3 million, up 15% from $117.6 million

Recent Operating Highlights

•	On October 4, 2024, the Company closed the acquisition of all of the outstanding membership interest in Collaborative Health Systems, LLC (“CHS”) and all of the outstanding equity interests in Golden Triangle Physician Alliance and Heritage Physician Networks for an aggregate purchase price of $37.5 million, subject to customary adjustments, plus earnout payments in an aggregate amount of up to $21.5 million.

Segment Results for three months ended September 30, 2024:

	Three Months Ended September 30, 2024
(in thousands)	Care Partners	Care Delivery	Care Enablement	Other	Intersegment Elimination		Corporate Costs	Consolidated Total
Total revenues	$455,760	$34,728	$40,930	$—	$(52,708)		$—	$478,710
% change vs. prior year quarter	42%	20%	11%

Cost of services	369,835	29,114	19,604	—	(13,335)		—	405,218
General and administrative(1)	47,139	6,971	15,012	—	(39,370)		15,315	45,067
Total expenses	416,974	36,085	34,616	—	(52,705)		15,315	450,285

Income (loss) from operations	$38,786	$(1,357)	$6,314	$—	$(3	)(2)	$(15,315)	$28,425
% change vs. prior year quarter	(4)%	31%	(2)%

(1) Balance includes general and administrative expenses and depreciation and amortization.

(2) Income from operations for the intersegment elimination represents rental income from segments renting from other segments. Rental income is presented within other income which is not presented in the table.

2024 Guidance:

As we adjust our full-year outlook to incorporate CHS's financial contribution, we are raising our revenue guidance and narrowing our net income attributable to Astrana, Adjusted EBITDA, and EPS guidance for the year ending December 31, 2024.

	2024 Guidance Range
($ in millions, except per share amounts)	Low	High
Total revenue	$1,950	$2,030
Net income attributable to Astrana Health, Inc.	$52	$58
Adjusted EBITDA	$165	$175
EPS – diluted	$1.06	$1.19

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Conference Call and Webcast Information:

Astrana will host a conference call at 2:30 p.m. PT/5:30 p.m. ET today (Thursday, November 7, 2024), during which management will discuss the results of the third quarter ended September 30, 2024. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):	+1 (888) 272-8703
International (Toll):	+1 (713) 481-1320

The conference call can also be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=qeu83NWd

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://ir.astranahealth.com/news-events/ir-calendar) after issuance of the earnings release and will be furnished as an exhibit to Astrana’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

Note About Stockholders’ Equity, Certain Treasury Stock and Earnings Per Share

As of the date of this press release, 41,048 holdback shares have not been issued to certain former shareholders of the Company’s subsidiary, Astrana Health Management, Inc. (“AHM”), formerly known as Network Medical Management, Inc., who were AHM shareholders at the time of closing of the merger, as they have yet to submit properly completed letters of transmittal to Astrana in order to receive their pro rata portion of Astrana’s common stock and warrants as contemplated under that certain Agreement and Plan of Merger, dated December 21, 2016, among Astrana, AHM, Apollo Acquisition Corp. (“Merger Subsidiary”) and Kenneth Sim, M.D., as amended, pursuant to which Merger Subsidiary merged with and into AHM, with AHM as the surviving corporation. Pending such receipt, such former AHM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the merger. The Company’s consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and Astrana is legally obligated to issue these shares in connection with the merger.

Shares of Astrana’s common stock owned by Allied Physicians of California, a Professional Medical Corporation (“APC”), a VIE of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company’s consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company’s earnings per share.

About Astrana Health, Inc.

Astrana is a leading physician-centric, technology-powered, risk-bearing healthcare management company. Leveraging its proprietary population health management and healthcare delivery platform, Astrana operates an integrated, value-based healthcare model, which aims to empower the providers in its network to deliver the highest quality of care to its patients in a cost-effective manner. Together with our affiliated physician groups and consolidated entities, we provide coordinated outcomes-based medical care in a cost-effective manner.

Headquartered in Alhambra, California, Astrana serves over 12,000 providers and approximately 1.1 million patients in value-based care arrangements. Its subsidiaries and affiliates include management services organizations (MSOs), a network of risk-bearing organizations ("RBOs") that encompasses independent practice associations ("IPAs"), accountable care organizations ("ACOs"), and state-specific entities such as Restricted Knox-Keene licensed health plans in California, and care delivery entities across primary, multi-specialty, and ancillary care. For more information, please visit www.astranahealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s guidance for the year ending December 31, 2024, ability to meet operational goals, ability to meet expectations in deployment of care coordination and management capabilities, ability to decrease cost of care while improving quality and outcomes, ability to deliver sustainable revenue and EBITDA growth as well as long-term value, ability to respond to the changing environment, and successful implementation of strategic growth plans, acquisition strategy, and merger integration efforts. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports filed or furnished with the Securities and Exchange Commission, including, without limitation the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent quarterly reports on Form 10-Q.

FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations
(626) 943-6491
investors@astranahealth.com

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$347,994	$293,807
Investment in marketable securities	2,354	2,498
Receivables, net	132,237	76,780
Receivables, net – related parties	76,568	58,980
Income taxes receivable	16,211	10,657
Other receivables	1,120	1,335
Prepaid expenses and other current assets	20,506	17,450

Total current assets	596,990	461,507

Non-current assets
Land, property and equipment, net	12,172	7,171
Intangible assets, net	109,108	71,648
Goodwill	409,711	278,831
Income taxes receivable	15,943	15,943
Loans receivable, non-current	55,284	26,473
Investments in other entities – equity method	34,629	25,774
Investments in privately held entities	8,896	6,396
Restricted cash	646	345
Operating lease right-of-use assets	33,119	37,396
Other assets	8,878	1,877

Total non-current assets	688,386	471,854

Total assets(1)	$1,285,376	$933,361

Liabilities, mezzanine equity and equity

Current liabilities
Accounts payable and accrued expenses	$94,811	$59,949
Fiduciary accounts payable	6,041	7,737
Medical liabilities	160,279	106,657
Dividend payable	638	638
Finance lease liabilities	554	646
Operating lease liabilities	5,241	4,607
Current portion of long-term debt	15,000	19,500
Other liabilities	30,364	18,940

Total current liabilities	312,928	218,674

Non-current liabilities
Deferred tax liability	2,857	4,072
Finance lease liabilities, net of current portion	743	1,033
Operating lease liabilities, net of current portion	31,162	36,289
Long-term debt, net of current portion and deferred financing costs	423,119	258,939
Other long-term liabilities	7,460	3,586

Total non-current liabilities	465,341	303,919

Total liabilities(1)	778,269	522,593

Commitments and contingencies

Mezzanine equity
Noncontrolling interest in Allied Physicians of California, a Professional Medical Corporation ("APC")	(202,512)	(205,883)

Stockholders’ equity
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized as of September 30, 2024 and December 31, 2023
Series A Preferred stock, zero authorized and issued and zero outstanding as of September 30, 2024 and 1,111,111 authorized and issued and zero outstanding as of December 31, 2023	—	—
Series B Preferred stock, zero authorized and issued and zero outstanding as of September 30, 2024 and 555,555 authorized and issued and zero outstanding as of December 31, 2023	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 47,780,523 and 46,843,743 shares issued and outstanding, excluding 10,598,749 and 10,584,340 treasury shares, as of September 30, 2024 and December 31, 2023, respectively	48	47
Additional paid-in capital	411,334	371,037
Retained earnings	293,234	243,134
Total stockholders’ equity	704,616	614,218

Non-controlling interest	5,003	2,433

Total equity	709,619	616,651

Total liabilities, mezzanine equity and equity	$1,285,376	$933,361

(1) The Company’s condensed consolidated balance sheets include the assets and liabilities of its consolidated VIEs. The condensed consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $701.1 million and $540.8 million as of September 30, 2024 and December 31, 2023, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $194.1 million and $146.0 million as of September 30, 2024 and December 31, 2023, respectively. These VIE balances do not include $413.3 million of investment in affiliates and $76.3 million of amounts due to affiliates as of September 30, 2024, and $273.2 million of investment in affiliates and $107.3 million of amounts due to affiliates as of December 31, 2023, as these are eliminated upon consolidation and not presented within the condensed consolidated balance sheets.

ASTRANA HEALTH, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Capitation, net	$431,401	$305,678	$1,239,885	$906,430
Risk pool settlements and incentives	21,779	15,022	57,564	48,605
Management fee income	2,747	9,898	8,429	32,287
Fee-for-service, net	18,692	15,892	54,588	41,216
Other revenue	4,091	1,683	8,865	5,087

Total revenue	478,710	348,173	1,369,331	1,033,625

Operating expenses
Cost of services, excluding depreciation and amortization	405,218	275,375	1,148,422	857,648
General and administrative expenses	37,803	29,410	112,478	74,648
Depreciation and amortization	7,264	4,305	19,801	12,846

Total expenses	450,285	309,090	1,280,701	945,142

Income from operations	28,425	39,083	88,630	88,483

Other income (expense)
Income (loss) from equity method investments	1,353	(2,104)	2,887	3,104
Interest expense	(8,856)	(3,779)	(25,028)	(10,680)
Interest income	3,778	3,281	11,287	9,617
Unrealized (loss) gain on investments	(561)	(342)	415	(5,875)
Other income	2,673	1,876	4,522	4,265

Total other (expense) income, net	(1,613)	(1,068)	(5,917)	431

Income before provision for income taxes	26,812	38,015	82,713	88,914

Provision for income taxes	7,831	10,042	25,004	30,971

Net income	18,981	27,973	57,709	57,943

Net income attributable to non-controlling interest	2,887	5,914	7,609	9,582

Net income attributable to Astrana Health, Inc.	$16,094	$22,059	$50,100	$48,361

Earnings per share – basic	$0.34	$0.47	$1.05	$1.04

Earnings per share – diluted	$0.33	$0.47	$1.04	$1.03

EBITDA

Set forth below are reconciliations of Net Income to EBITDA and Adjusted EBITDA as well as the reconciliation to Adjusted EBITDA margin for the three and nine months ended September 30, 2024 and 2023. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net income	$18,981	$27,973	$57,709	$57,943
Interest expense	8,856	3,779	25,028	10,680
Interest income	(3,778)	(3,281)	(11,287)	(9,617)
Provision for income taxes	7,831	10,042	25,004	30,971
Depreciation and amortization	7,264	4,305	19,801	12,846
EBITDA	39,154	42,818	116,255	102,823

(Income) loss from equity method investments	(1,353)	2,016	(2,887)	(3,160)
Other, net	1,206 (1)	1,723 (2)	2,663 (3)	1,507 (2)
Stock-based compensation	6,163	5,706	19,301	13,364
APC excluded asset costs	—	(289)	—	3,039
Adjusted EBITDA	$45,170	$51,974	$135,332	$117,573

Total revenue	$478,710	$348,173	$1,369,331	$1,033,625

Adjusted EBITDA margin	9%	15%	10%	11%

(1)	Other, net for the three months ended September 30, 2024 relates to non-cash changes related to change in the fair value of our financing obligation to purchase the remaining equity interests in one of our investments, non-cash changes related to change in the fair value of the Company’s Collar Agreement, non-cash gain on debt extinguishment related to one of our promissory note payables, and transaction costs incurred for our investments and tax restructuring fees.

(2)	Other, net for the three and nine months ended September 30, 2023 relates to transaction costs incurred for our investments and tax restructuring fees and non-cash changes related to change in the fair value of our financing obligation to purchase the remaining equity interests, changes in the fair value of our contingent liabilities, and changes in the fair value of the Company's Collar Agreement.

(3)	Other, net for the nine months ended September 30, 2024 relates to financial guarantee via a letter of credit that we provided almost three years ago in support of two local provider-led ACOs, non-cash changes related to change in the fair value of our financing obligation to purchase the remaining equity interests in one of our investments, non-cash changes related to change in the fair value of the Company’s Collar Agreement, non-cash gain on debt extinguishment related to one of our promissory note payables, transaction costs incurred for our investments and tax restructuring fees, and reimbursement from a related party of the Company for taxes associated with the Excluded Assets spin-off.

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2024 Guidance Range
(in thousands)	Low	High
Net income	$59,340	$66,240
Interest expense	18,750	18,750
Provision for income taxes	26,660	29,760
Depreciation and amortization	27,500	27,500
EBITDA	132,250	142,250

Income from equity method investments	(4,250)	(4,250)
Other, net	5,000	5,000
Stock-based compensation	32,000	32,000
Adjusted EBITDA	$165,000	$175,000

Use of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures EBITDA and Adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. These measures are not in accordance with, or alternatives to GAAP, and may be calculated differently from similar non-GAAP financial measures used by other companies. The Company uses Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, stock-based compensation, and APC excluded assets costs. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. Other companies may calculate both EBITDA and Adjusted EBITDA differently, limiting the usefulness of these measures for comparative purposes. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.